EXHIBIT 10.1
FIRST AMENDMENT TO CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of October 12, 2005 by and among SECURUS TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”), the Lenders (as defined below) signatory hereto, ING CAPITAL LLC, in its capacity as Syndicated Issuing Lender (the “Syndicated Issuing Lender”), ING CAPITAL LLC, in its capacity as Alternative Issuing Lender (the “Alternative Issuing Lender”), and ING CAPITAL LLC, in its capacity as Administrative Agent (the “Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, the Borrower, the financial institutions party thereto as lenders (the “Lenders”), the Syndicated Issuing Lender and the Administrative Agent are parties to a certain Credit Agreement, dated as of September 9, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;
     WHEREAS, the Borrower has requested that the Lenders, the Syndicated Issuing Lender, the Alternative Issuing Lender and the Administrative Agent amend certain provisions of the Credit Agreement, including, without limitation, the addition of an alternative $10,000,000 letter of credit facility, and subject to the terms and conditions hereof, the Lenders, the Syndicated Issuing Lender, the Alternative Issuing Lender and the Administrative Agent are willing to do so;
     NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are hereby acknowledged, the Borrower, the Lenders, the Syndicated Issuing Lender, the Alternative Issuing Lender and the Administrative Agent agree as follows:
     1. Amendments.
     (a) Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended and modified by replacing the definitions of “Commitment Ratio”, “Commitments”, Date of Issue”, “Interest Rate Margin”, “Issuing Lender”, “Lender Group”, “Letter of Credit”, “Letter of Credit Commitment”, “Letter of Credit Obligations” and “Reimbursement Obligations” in their entirety with the following definitions:
     “Commitment Ratio” shall mean, with respect to any Lender, the ratio, expressed as a percentage, of (a) the Commitment of such Lender, divided by (b) the Commitment of all Lenders, which, as of the Agreement Date, are set forth (together with Dollar amounts thereof) on Schedule 1(a).

     “Commitments” shall mean (i) the several obligations of the Lenders to advance the aggregate amount of up to $30,000,000 to the Borrower on or after the Agreement Date, in accordance with their respective Commitment Ratios, pursuant to the terms of this Agreement and (ii) the several obligations of the Lenders, in accordance with their respective Commitment Ratios, to participate in Letters of Credit issued by the Alternative Issuing Lender in an aggregate amount of up to $10,000,000, pursuant to the terms of this Agreement, in each case as such amounts may be reduced from time to time pursuant to the terms of this Agreement.
     “Date of Issue” shall mean the date on which the Syndicated Issuing Lender or the Alternative Issuing Lender, as the case may be, issues a Letter of Credit pursuant to Section 2.15 or Section 2.17, respectively.
     “Interest Rate Margin” shall mean 2.00% per annum.
     “Issuing Lender” shall mean, individually or collectively, as the context may require, the Syndicated Issuing Lender and/or the Alternative Issuing Lender.
     “Lender Group” shall mean, collectively, the Administrative Agent, the Syndicated Issuing Lender, the Alternative Issuing Lender and the Lenders. In addition, if ING Capital LLC ceases to be the Administrative Agent, then for any Hedge Agreement entered into by any Borrower Party with ING Capital LLC while it was the Administrative Agent, ING Capital LLC or its Affiliate party to any Hedge Agreements shall be deemed to be a member of the Lender Group for purposes of determining the secured parties under any Security Documents.
     “Letter of Credit” shall mean, individually or collectively, as the context may require, an Alternative Letter of Credit and/or a Syndicated Letter of Credit.
     “Letter of Credit Commitment” shall mean, individually or collectively, as the context may require, the Syndicated Letter of Credit Commitment and/or the Alternative Letter of Credit Commitment.
     “Letter of Credit Obligations” shall mean, individually or collectively, as the context may require, the Syndicated Letter of Credit Obligations and/or the Alternative Letter of Credit Obligations.
     “Reimbursement Obligations” shall mean the payment obligations of the Borrower under Section 2.15(d) and Section 2.17(d).
     (b) Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby further amended and modified by inserting the following definitions in appropriate alphabetical order therein.
     “Alternative Issuing Lender” shall mean ING Capital LLC, or any other Person who hereafter may be designated as the Alternative Issuing Lender pursuant to an Assignment and Acceptance or otherwise.

     “Alternative Letters of Credit” shall mean either Standby Letters of Credit or Commercial Letters of Credit issued by the Alternative Issuing Lender on behalf of the Borrower from time to time in accordance with Section 2.17.
     “Alternative Letter of Credit Commitment” shall mean the obligation of the Alternative Issuing Lender to issue Alternative Letters of Credit in an aggregate face amount from time to time not to exceed $10,000,000 pursuant to the terms of this Agreement.
     “Alternative Letter of Credit Obligations” shall mean, at any time, without duplication, the sum of (a) an amount equal to one hundred percent (100%) of the aggregate undrawn and unexpired stated amount (including the amount to which any such Alternative Letter of Credit can be reinstated pursuant to its terms) of the then outstanding Alternative Letters of Credit, plus (b) an amount equal to one hundred percent (100%) of the aggregate drawn, but unreimbursed drawings of any Alternative Letters of Credit.
     “Syndicated Issuing Lender” shall mean ING Capital LLC, or any other Person who hereafter may be designated as the Syndicated Issuing Lender pursuant to an Assignment and Acceptance or otherwise.
     “Syndicated Letters of Credit” shall mean either Standby Letters of Credit or Commercial Letters of Credit issued by the Syndicated Issuing Lender on behalf of the Borrower from time to time in accordance with Section 2.15.
     “Syndicated Letter of Credit Commitment” shall mean the obligation of the Syndicated Issuing Lender to issue Syndicated Letters of Credit in an aggregate face amount from time to time not to exceed $12,500,000 pursuant to the terms of this Agreement.
     “Syndicated Letter of Credit Obligations” shall mean, at any time, without duplication, the sum of (a) an amount equal to one hundred percent (100%) of the aggregate undrawn and unexpired stated amount (including the amount to which any such Syndicated Letter of Credit can be reinstated pursuant to its terms) of the then outstanding Syndicated Letters of Credit, plus (b) an amount equal to one hundred percent (100%) of the aggregate drawn, but unreimbursed drawings of any Syndicated Letters of Credit.
     (c) Amendment to Section 2.1. Section 2.1 of the Credit Agreement, Extensions of Credit, is hereby amended and modified by deleting subsection 2.1(b) in its entirety and by substituting the following in lieu thereof:
     (b) The Letters of Credit. Subject to the terms and conditions of this Agreement, (i) the Syndicated Issuing Lender agrees to issue Syndicated Letters of Credit for the account of the Borrower, from time to time on any Business Day prior to the date thirty (30) days prior to the Maturity Date, pursuant to Section 2.15 and (ii) the Alternative Issuing Lender agrees to issue Alternative Letters of Credit for the account of the Borrower, from time to time on any Business Day prior to the date thirty (30) days prior to the Maturity Date, pursuant to Section 2.17, in each case in an outstanding face amount not to exceed, with respect to the issuance of any individual Letter of Credit as of any Business Day, the Available Letter of Credit Amount as of such Business Day.
     (c) Amendment to Section 2.4. Section 2.4 of the Credit Agreement, Fees, is hereby amended and modified by deleting subsections 2.4(b) and (c) in their entirety and by substituting the following in lieu thereof:
     (b) Unused Line Fee. The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Commitment Ratios, an unused line fee on the aggregate amount by which the Commitments (excluding the reimbursement obligations with respect to the Alternative Letter of Credit Commitment) exceeded the sum of the average daily amount of Aggregate Revolving Credit Obligations (other than with respect to any Agent Advances or Alternative Letter of Credit Obligations) for each day from the Agreement Date through the Maturity Date (or the date of any earlier prepayment in full of the Obligations), at a rate of three-eights of one percent (.375%) per annum. In addition, the Borrower agrees to pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Commitment Ratios, an unused line fee on the aggregate amount by which the Alternative Letter of Credit Commitment exceeded the sum of the average daily amount of Alternative Letter of Credit Obligations for each day from the date of this First Amendment through the Maturity Date (or the date of any earlier prepayment in full of the Obligations), at a rate of three-eights of one percent (.375%) per annum. Such unused line fees shall be computed on the annual basis of a hypothetical year of three hundred sixty (360) days for the actual number of days elapsed, shall be payable quarterly in arrears on the fifth day of each calendar quarter thereafter for the immediately preceding calendar quarter, and if then unpaid, on the Maturity Date (or the date of any earlier prepayment in full of the Obligations), and shall be fully earned when due and non-refundable when paid.
     (c) Letter of Credit Fees.
     (i) The Borrower shall pay to the Administrative Agent for the account of the Lenders, in accordance with their respective Commitment Ratios, a fee on the stated amount of any outstanding Syndicated Letters of Credit for each day from the Date of Issue through the Maturity Date (or the date of any earlier prepayment in full of the Obligations) at a rate per annum on the amount of the Syndicated Letter of Credit Obligations equal to two percent (2.00%). In addition, the Borrower shall pay to the Alternative Issuing Lender a fee on the stated amount of any outstanding Alternative Letter of Credit for each day from the Date of Issue through the Maturity Date (or the date of any earlier prepayment in full of the Obligations) at a rate per annum on the amount of the Alternative Letter of Credit Obligations equal to two (2.00%). Such Letter of Credit fees shall be computed on the basis of a hypothetical year of three hundred sixty (360)

days for the actual number of days elapsed, shall be payable quarterly in arrears for each calendar quarter on the fifth day of the immediately succeeding calendar quarter, commencing on October 5, 2004, and if then unpaid, on the Maturity Date (or the date of any earlier prepayment in full of the Obligations), and shall be fully earned when due and non-refundable when paid.
     (ii) The Borrower shall also pay to the Administrative Agent, for the account of the applicable Issuing Lender, (A) a fee on the stated amount of each Letter of Credit for each day from the Date of Issue through the expiration date of each such Letter of Credit (or any earlier prepayment in full of the Obligations) at a rate of one-eighth of one-percent (0.125%) per annum which fee shall be computed on the basis of a hypothetical year of three hundred sixty (360) days for the actual number of days elapsed, shall be payable quarterly in arrears on the fifth day of each calendar quarter for the immediately preceding calendar quarter, commencing on October 5, 2004, and, if unpaid on the Maturity Date (or any earlier prepayment in full of the Obligations) and (B) any reasonable and customary fees charged by such Issuing Lender for issuance and administration of such Letters of Credit. The foregoing fees shall be fully earned when due, and non-refundable when paid.
     (d) Amendment to Section 2.11. Section 2.11 of the Credit Agreement, Application of Payments, is hereby amended and modified by deleting subsection 2.11(b) in its entirety and by substituting the following in lieu thereof:
     (b) Payments Subsequent to Event of Default. Notwithstanding anything in this Agreement or any other Loan Documents which may be construed to the contrary, subsequent to the occurrence and during the continuance of an Event of Default, payments and prepayments with respect to the Obligations made to the Lender Group, or any of them, or otherwise received by any member of the Lender Group (from realization on Collateral or otherwise) shall be distributed in the following order of priority (subject, as applicable, to Section 2.10): FIRST, to the costs and expenses (including attorneys’ fees and expenses), if any, incurred by any member of the Lender Group in the collection of such amounts under this Agreement or of the Loan Documents, including, without limitation, any costs incurred in connection with the sale or disposition of any Collateral; SECOND, to any fees then due and payable to the Administrative Agent under this Agreement or any other Loan Document; THIRD, pro rata, to any fees then due and payable to the Lenders and the Issuing Lender under this Agreement or any other Loan Document; FOURTH, pro rata, to the payment of interest then due and payable on the Agent Advances and the Revolving Loans; FIFTH, pro rata, to (i) the payment of the principal of the Agent Advances then outstanding, (ii) the payment of principal on the Revolving Loans then outstanding, (iii) the Letter of Credit Reserve Account to the extent of one hundred five percent (105%) of any Syndicated Letter of Credit Obligations then outstanding for the sole purpose of Reimbursement Obligations for Syndicated Letters of Credit, (iv) the Letter of Credit Reserve Account to the extent of one hundred five percent (105%) of any Alternative Letter of Credit Obligations then outstanding for the sole purpose of

Reimbursement Obligations for Alternative Letters of Credit, and (v) the payment of any Obligation arising in respect of the Hedge Agreements; SIXTH, to any other Obligations not otherwise referred to in this Section 2.11(b); SEVENTH, to damages incurred by the Administrative Agent or any Lender by reason of any breach hereof or of any other Loan Document; and EIGHTH, upon satisfaction in full of all Obligations, to the Borrower or as otherwise required by law.
     (e) Amendment to Section 2.15. Section 2.15 of the Credit Agreement, Letters of Credit, is hereby amended and modified by deleting the heading thereof in its entirety and replacing it with “Syndicated Letters of Credit, and by inserting the word “Syndicated” before each occurrence of the words “Issuing Lender”, “Letters of Credit”, and “Letter of Credit Commitment”.
     (f) Amendment to Article 2. Article 2, THE LOANS AND LETTERS OF CREDIT, is hereby amended and modified by inserting the following Section 2.17, Alternative Letters of Credit, immediately following Section 2.16:
     Section 2.17. Alternative Letters of Credit.
     (a) Subject to the terms and conditions of this Agreement, the Alternative Issuing Lender hereby agrees to issue one or more Alternative Letters of Credit up to an aggregate face amount equal to the Alternative Letter of Credit Commitment; provided, however, that, except as described in the last sentence of Section 4.3, the Alternative Issuing Lender shall not issue any Alternative Letter of Credit unless the conditions precedent to the issuance thereof set forth in Section 4.3 have been satisfied. Each Alternative Letter of Credit shall (1) be denominated in Dollars, and (2) expire no later than the earlier to occur of (A) the date thirty (30) days prior to the Maturity Date, and (B) three hundred sixty (360) days after its date of issuance (but may contain provisions for automatic renewal provided that no Default exists on the renewal date or would be caused by such renewal and provided no such renewal shall extend beyond the date thirty (30) days prior to the Maturity Date). Each Alternative Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York. The Alternative Issuing Lender shall not at any time be obligated to issue, or cause to be issued, any Alternative Letter of Credit if such issuance would conflict with, or cause the Alternative Issuing Lender to exceed any limits imposed by, any Applicable Law.
     (b) The Borrower may from time to time request that the Alternative Issuing Lender issue an Alternative Letter of Credit. The Borrower shall execute and deliver to the Administrative Agent and the Alternative Issuing Lender a Request for Issuance of Letter of Credit for each Alternative Letter of Credit to be issued by the Alternative Issuing Lender, not later than 1:00 p.m. (Atlanta, Georgia time) on the third (3rd) Business Day preceding the date on which the requested Alternative Letter of Credit is to be issued, or such shorter notice as may be acceptable to the Alternative Issuing Lender and the Administrative Agent. Upon receipt of any such Request for Issuance of Letter of Credit, subject to satisfaction of all conditions precedent thereto as set forth in Section 4.3 or waiver of such conditions pursuant to the last sentence of Section 4.3, the Alternative Issuing Lender shall process such Request for Issuance of Letter of Credit and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Alternative Letter of Credit requested thereby. The Alternative Issuing Lender shall furnish a copy of such Alternative Letter of Credit to the Borrower and the Administrative Agent following the issuance thereof. In addition to the fees payable pursuant to Section 2.4(c)(ii), the Borrower shall pay or reimburse the Alternative Issuing Lender for normal and customary costs and expenses incurred by the Alternative Issuing Lender in issuing, effecting payment under, amending or otherwise administering the Alternative Letters of Credit.
     (c) Immediately upon the issuance by the Alternative Issuing Lender of an Alternative Letter of Credit and in accordance with the terms and conditions of this Agreement, the Alternative Issuing Lender shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Alternative Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Commitment Ratio, in such Alternative Letter of Credit and the obligations of the Borrower with respect thereto (including, without limitation, all Alternative Letter of Credit Obligations with respect thereto). The Alternative Issuing Lender shall promptly notify the Administrative Agent of any draw under an Alternative Letter of Credit. At such time as the Administrative Agent shall be notified by the Alternative Issuing Lender that the beneficiary under any Alternative Letter of Credit has drawn on the same, the Administrative Agent shall promptly notify the Borrower, by telephone or telecopy, of the amount of the draw.
     (d) The Borrower hereby agrees to immediately reimburse the Alternative Issuing Lender for amounts paid by the Alternative Issuing Lender in respect of draws under each Alternative Letter of Credit and, if such reimbursement is not immediate, in any event not later than the tenth (10th) Business Day following payment under such Alternative Letter of Credit. In order to facilitate such repayment, the Borrower hereby irrevocably requests the Lenders, and the Lenders hereby severally agree, on the terms and conditions of this Agreement (other than as provided in Article 2 with respect to the amounts of, the timing of requests for, and the repayment of Advances hereunder), with respect to any drawing under an Alternative Letter of Credit, to make a Prime Rate Advance on each day on which a draw is made under any Alternative Letter of Credit and in the amount of such draw, and to pay the proceeds of such Advance directly to the Alternative Issuing Lender to reimburse the Alternative Issuing Lender for the amount paid by it upon such draw, not later than the tenth (10th) Business Day thereafter. Each Lender shall pay its share of such Prime Rate Advance by paying its portion of such Advance to the Administrative Agent in accordance with Section 2.2(e) and its Commitment Ratio, without reduction for any set-off or counterclaim of any nature whatsoever. The disbursement of funds in connection with a draw under an Alternative Letter of Credit pursuant to this Section hereunder shall be subject to the terms and conditions of Section 2.2(e). The obligation of each Lender to make payments to the Administrative Agent, for the account of the Alternative Issuing Lender, in accordance with this Section 2.17 shall be absolute and unconditional and no Lender shall be relieved of its obligations to make such payments by reason of noncompliance by any other Person with the terms of the Alternative Letter of Credit or for any other reason (other than the gross negligence or willful misconduct of the Alternative Issuing Lender in paying such Alternative Letter of Credit, as determined by a final non-appealable judgment of a court of competent jurisdiction). The Administrative Agent shall promptly remit to the Alternative Issuing Lender the amounts so received from the other Lenders. Any overdue amounts payable by the Lenders to the Alternative Issuing Lender in respect of a draw under any Alternative Letter of Credit shall bear interest, payable on demand, (x) for the first two (2) Business Days, at the Federal Funds Rate, and (y) thereafter, at the Prime Rate.
     (e) The Borrower agrees that each Advance by the Lenders to reimburse the Alternative Issuing Lender for draws under any Alternative Letter of Credit, shall, for all purposes hereunder, unless and until converted into a Eurodollar Advance pursuant to Section 2.2(b)(ii), be deemed to be a Prime Rate Advance under the Commitment and shall be payable and bear interest in accordance with all other Prime Rate Advances of Revolving Loans.
     (f) The Borrower agrees that any action taken or omitted to be taken by the Alternative Issuing Lender in connection with any Alternative Letter of Credit, except for such actions or omissions as shall constitute gross negligence or willful misconduct on the part of such Alternative Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction, shall be binding on the Borrower as between the Borrower and the Alternative Issuing Lender, and shall not result in any liability of the Alternative Issuing Lender to the Borrower. The obligation of the Borrower to reimburse the Alternative Issuing Lender for a drawing under any Alternative Letter of Credit or the Lenders for Advances made by them to the Alternative Issuing Lender on account of draws made under the Alternative Letters of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances:
          (i) Any lack of validity or enforceability of any Loan Document;
          (ii) Any amendment or waiver of or consent to any departure from any or all of the Loan Documents;

          (iii) Any improper use which may be made of any Alternative Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Alternative Letter of Credit in connection therewith;
          (iv) The existence of any claim, set-off, defense or any right which the Borrower may have at any time against any beneficiary or any transferee of any Alternative Letter of Credit (or Persons for whom any such beneficiary or any such transferee may be acting), any Lender or any other Person, whether in connection with any Alternative Letter of Credit, any transaction contemplated by any Alternative Letter of Credit, this Agreement, or any other Loan Document, or any unrelated transaction;
          (v) Any statement or any other documents presented under any Alternative Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;
          (vi) The insolvency of any Person issuing any documents in connection with any Alternative Letter of Credit;
          (vii) Any breach of any agreement between the Borrower and any beneficiary or transferee of any Alternative Letter of Credit;
          (viii) Any irregularity in the transaction with respect to which any Alternative Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Alternative Letter of Credit;
          (ix) Any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they are in code;
          (x) Any act, error, neglect or default, omission, insolvency or failure of business of any of the correspondents of the Alternative Issuing Lender;
          (xi) Any other circumstances arising from causes beyond the control of the Alternative Issuing Lender;
          (xii) Payment by the Alternative Issuing Lender under any Alternative Letter of Credit against presentation of a sight draft or a certificate which does not comply with the terms of such Alternative Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct of the Alternative Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction; and
          (xiii) Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     (g) The Borrower will indemnify and hold harmless each Indemnified Person from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys’ fees) which may be imposed on, incurred by or asserted against such Indemnified Person in any way relating to or arising out of the issuance of a Alternative Letter of Credit, except that the Borrower shall not be liable to an Indemnified Person for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Indemnified Person as determined by a final non-appealable judgment of a court of competent jurisdiction. This Section 2.17(g) shall survive termination of this Agreement.
     (h) The Administrative Agent shall notify the Alternative Issuing Lender upon Administrative Agent’s receipt of any Request for Issuance of Letter of Credit. Subject to the terms and conditions hereof, the Alternative Issuing Lender may, in its sole discretion, determine whether to issue such requested Letter of Credit pursuant to this Section 2.17 or require that such requested Letter of Credit be issued pursuant to Section 2.15; provided, however, if the Letter of Credit Availability is sufficient to issue the requested Letter of Credit but insufficient to issue either a Syndicated Letter of Credit or an Alternative Letter of Credit, then (x) the Syndicated Issuing Lender and the Alternative Issuing Lender shall immediately transfer or assign Letters of Credit between the Alternative Letter of Credit Commitment and the Syndicated Letter of Credit Commitment so that availability for the requested Letter of Credit exists within a single facility, and (y) such requested Letter of Credit shall be issued by the Issuing Lender with such then sufficient Letter of Credit Availability, subject to the satisfaction of the conditions contained in Section 4.3. Notwithstanding anything to the contrary contained herein, and subject to satisfaction of the conditions contained in paragraphs (c) and (d) of Section 4.3, the Syndicated Issuing Lender and the Alternative Issuing Lender may from time to time, in their sole discretion, transfer or assign Letters of Credit between the Alternative Letter of Credit Commitment and the Syndicated Letter of Credit Commitment, as the case may be, without the consent of the Borrower or the Lenders.
     (i) So long as the conditions precedent in Section 4.2 have been satisfied with respect to a requested Advance, the Syndicated Issuing Lender and the Alternative Issuing Lender shall be required to transfer or assign Letters of Credit from the Syndicated Letter of Credit Commitment to the Alternative Letter of Credit Commitment at the time any such Advance is requested if such transfer and/or assignment is needed to provide sufficient Availability for such Advance.
     (j) Each Lender shall be responsible (to the extent the Alternative Issuing Lender is not reimbursed by the Borrower) for its pro rata share (based on such Lender’s Commitment Ratio) of any and all reasonable out-of-pocket costs, expenses (including reasonable legal fees) and disbursements which may be incurred or made by the Alternative Issuing Lender in connection with the collection of any amounts due under, the administration of, or the presentation or enforcement of any rights conferred by any Alternative Letter of Credit, the Borrower’s or any guarantor’s obligations to reimburse draws thereunder or otherwise. In the event the Borrower shall fail to pay such expenses of the Alternative Issuing Lender within fifteen (15) days of demand for payment by the Alternative Issuing Lender, each Lender shall thereupon pay to the Alternative Issuing Lender its pro rata share (based on such Lender’s Commitment Ratio) of such expenses within ten (10) days from the date of the Alternative Issuing Lender’s notice to the Lenders of the Borrower’s failure to pay; provided, however, that if the Borrower shall thereafter pay such expenses, the Alternative Issuing Lender will repay to each Lender the amounts received from such Lender hereunder.
     (g) Amendment to Section 7.2. Section 7.2 of the Credit Agreement, Annual Financial Statements and Information; Certificate of No Default, is hereby amended and modified by deleting Section 7.2 in its entirety and by substituting the following in lieu thereof:
Section 7.2 Annual Financial Statements and Information; Certificate of No Default. Within ninety (90) days after the end of each fiscal year of the Borrower, the audited balance sheet of the Borrower as at the end of such year and the related audited statements of income and retained earnings and related audited statements of cash flows for such year, all of which shall be on a consolidated basis with the other Borrower Parties, which financial statements shall set forth in comparative form such figures as at the end of and for the previous year, and shall be accompanied by an opinion of independent certified public accountants of recognized standing satisfactory to the Administrative Agent, stating that such financial statements are unqualified and prepared in all material respects in accordance with GAAP, without any explanatory paragraphs, together with a statement of such accountants of the Borrower certifying that no Default, including, without limitation, any Default under the Financial Covenants, was detected during the examination of the Borrower Parties. With respect to the statement of the accountants and their certification that no Default was detected during the examination of the Borrower Parties, this requirement will begin with the Company’s financial statements for the year ended December 31, 2005.

     (h) Amendment to Section 8.9. Section 8.9 of the Credit Agreement, Capital Expenditures, is hereby amended and modified by deleting Section 8.9 in its entirety and by substituting the following in lieu thereof:
Section 8.9 Capital Expenditures. The Borrower Parties and their Subsidiaries shall not make or incur in the aggregate any Capital Expenditures in excess of the amounts set forth in the table below for the applicable periods set forth in such table:

Period	Capital Expenditures shall not exceed:
Agreement Date through December 31, 2004:	$9,000,000
Calendar years 2005 and 2006	$30,000,000 plus the Capital Expenditure Carry Forward Amount
Calendar year 2007 and each calendar year thereafter:	$22,000,000 plus the Capital Expenditure Carry Forward Amount

     (i) Amendment to Schedules to Credit Agreement. The Credit Agreement is hereby amended by deleting Schedule 1(a), Commitment Ratios, in its entirety and replacing it with Schedule 1(a) attached hereto.
     2. Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until the Administrative Agent shall have received (i) a commitment fee in the amount of $75,000 for the sole benefit of the Alternative Issuing Lender, (ii) such other fees as the Borrower has previously agreed to pay the Administrative Agent or any of its affiliates in connection with this Amendment, (iii) reimbursement or payment of its costs and expenses incurred in connection with this Amendment (including reasonable fees, charges and disbursements of Paul, Hastings, Janofsky & Walker LLP, counsel to the Administrative Agent), and (iv) each of the following documents:
     (a) executed counterparts to this Amendment from the Borrower, each of the Guarantors, the Lenders and the Issuing Lenders;
     (b) The legal opinion of White & Case LLP, counsel to the Borrower Parties, addressed to the Administrative Agent;
     (c) The Administrative Agent shall have received evidence satisfactory to it that all Necessary Authorizations are in full force and effect and are not subject to any pending or threatened reversal or cancellation, and that no Default exists, and the Administrative Bank shall have received a certificate of an Authorized Signatory of the Company so stating;

     (d) The Administrative Agent shall have received evidence satisfactory to it that no change in the business, assets, management, operations, financial condition or prospects of the Borrower Parties shall have occurred since June 30, 2005, which change has had or is reasonably likely to have a Materially Adverse Effect, and the Administrative Agent shall have received a certificate of an Authorized Signatory of the Borrower so stating; and
     (e) All such other documents as the Administrative Agent may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.
     3. Representations and Warranties. To induce the Lenders, the Issuing Lenders and the Administrative Agent to enter into this Amendment, each Borrower Party hereby represents and warrants to the Lender Group that:
     (a) The execution, delivery and performance by such Borrower Party of this Amendment (i) are within such Borrower Party’s power and authority; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of such Borrower Party’s certificate of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Borrower Party or any of its Subsidiaries is a party or by which such Borrower Party or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Borrower Party or any of its Subsidiaries; and (vii) do not require the consent or approval of any Governmental Authority or any other Person;
     (b) This Amendment has been duly executed and delivered for the benefit of or on behalf of each Borrower Party and constitutes a legal, valid and binding obligation of each Borrower Party, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and
     (c) After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.
4. Reaffirmations and Acknowledgments.
     (a) Reaffirmation of Guaranty. Each Guarantor consents to the execution and delivery by the Borrower of this Amendment and jointly and severally ratify and confirm the terms of the Credit Agreement (including, without limitation, Article 3 thereof) with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Lender Group or any other obligation of the Borrower, or any actions now or hereafter taken by the members of the Lender Group with respect to any obligation of the Borrower, Article 3 of the Credit Agreement (i) is and shall continue to be a primary obligation of the Guarantors, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the Guaranty Agreement.
     (b) Acknowledgment of Perfection of Security Interest. Each Borrower Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Administrative Agent and the other members of the Lender Group under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.
     5. Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Administrative Agent and the other members of the Lender Group. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the members of the Lender Group under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement. Reference to the Credit Agreement herein or in any other Loan Document shall be deemed to refer to the Credit Agreement as amended hereby.
     6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.
     7. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.
     8. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.
     9. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.
     10. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.
     11. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.
[Signature Pages To Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower and the Guarantors, by their respective authorized officers as of the day and year first above written.

BORROWER:	SECURUS TECHNOLOGIES, INC., a Delaware corporation, as the Company
	By:	/s/ Keith Kelson
		Name:	Keith Kelson
		Title:	CFO

	Attest:	/s/ Richard Falcone
	Name:	Richard Falcone
	Title:	Chairman and CEO

GUARANTORS:	T-NETIX, INC., a Delaware corporation, as a Guarantor
	By:	/s/ Keith Kelson
		Name:	Keith Kelson
		Title:	CFO

TELEQUIP LABS, INC., a Nevada corporation, as a Guarantor
	By:	/s/ Keith Kelson
		Name:	Keith Kelson
		Title:	CFO

T-NETIX TELECOMMUNICATIONS SERVICES, INC., a Texas corporation, as a Guarantor
	By:	/s/ Keith Kelson
		Name:	Keith Kelson
		Title:	CFO

SPEAKEZ, INC., a Colorado corporation, as a Guarantor
By:	/s/ Keith Kelson
	Name:	Keith Kelson
	Title:	CFO

T-NETIX MONITORING CORPORATION, a Colorado corporation, as a Guarantor
By:	/s/ Keith Kelson
	Name:	Keith Kelson
	Title:	CFO

EVERCOM HOLDINGS, INC., a Delaware corporation, as a Guarantor
By:	/s/ Keith Kelson
	Name:	Keith Kelson
	Title:	CFO

EVERCOM, INC., a Delaware corporation, as a Guarantor
By:	/s/ Keith Kelson
	Name:	Keith Kelson
	Title:	CFO

EVERCOM SYSTEMS, INC., a Delaware corporation, as a Guarantor
	By:	/s/ Keith Kelson
		Name:	Keith Kelson
		Title:	CFO

SYNDICATED ISSUING LENDER:	ING CAPITAL LLC, as the Syndicated Issuing Lender
	By:	/s/ John N. Lanier
		Name:	John N. Lanier
		Title:	Director

ALTERNATIVE ISSUING LENDER:	ING CAPITAL LLC, as the Alternative Issuing Lender
	By:	/s/ John N. Lanier
		Name:	John N. Lanier
		Title:	Director

LENDERS:	ING CAPITAL LLC, as a Lender
	By:	/s/ John N. Lanier
		Name:	John N. Lanier
		Title:	Director

NORTH FORK BUSINESS CAPITAL CORPORATION, as a Lender
	By:	/s/ Robert R. Wallace
		Name:	Robert R. Wallace
		Title:	Vice President

Schedule 1(a)
Commitment Ratios

Lender	Commitment	Commitment Ratio
ING Capital LLC
Revolving Credit Commitment Alternative Letter of	$22,500,000
Credit Commitment	$7,500,000

Total	$30,000,000	75.00%

North Fork Business Capital Corporation

Revolving Credit Commitment Alternative Letter of	$7,500,000
Credit Commitment	$2,500,000

Total	$10,000,000	25.00%

Total	$40,000,000	100%